Exhibit 99.1

January 13, 2014

Oxford Immunotec Announces Preliminary Fourth Quarter and Fiscal 2013 Revenue and Initiates 2014 Fiscal Year Guidance

•	Preliminary fourth quarter revenue of between $10.1 and $10.5 million, an increase of 91% to 99% over the prior year

•	Preliminary 2013 revenue of between $38.6 and $39.0 million, an increase of 87% to 89% over 2012

•	2014 Revenues expected to be in the range of $47 to $50 million

OXFORD, UK and MARLBOROUGH, MA, Jan. 13, 2014 (GLOBE NEWSWIRE) – Ahead of its presentation at the JP Morgan Healthcare Conference in San Francisco, Oxford Immunotec Global PLC (Nasdaq: OXFD) this morning announced that based on preliminary unaudited financial data, the Company expects total revenue for the fourth quarter of 2013 will be between $10.1 and $10.5 million. For fiscal 2013, the Company expects total revenue of between $38.6 and $39.0 million. These preliminary results are subject to completion of the Company’s audit and other financial and accounting procedures.

“We are pleased with our revenues in the fourth quarter, which came in ahead of our expectations despite the normal fourth quarter seasonality in our business,” said Dr. Peter Wrighton-Smith, Chief Executive Officer of Oxford Immunotec. “We are enthusiastic about the opportunities to continue to grow the business in 2014.”

2014 Business Outlook

For the fiscal year ending December 31, 2014, Oxford Immunotec expects its full year revenue to be in the range of $47 to 50 million.

Upcoming Webcasts & Conference Calls

Oxford Immunotec is scheduled to present on Thursday, January 16, 2014 at the JP Morgan Healthcare Conference in San Francisco, CA at 12:30 PM Pacific Time. A live webcast of the presentation will be available online from the investor relations page of the Company’s corporate website at www.oxfordimmunotec.com. After the live webcast, the presentation will remain available on the website for 90 days.

The Company will announce complete financial and operating results of its fourth quarter and the full year ended December 31, 2013 prior to the market opening on March 4, 2014. The Company will hold a conference call to discuss the results that day at 8:00 AM Eastern Time.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, commercial-stage diagnostics company committed to improving patient care by providing advanced, innovative tests in the field of immunology. The proprietary T-SPOT technology platform measures the responses of specific immune cells, known as T cells, to inform the diagnosis, prognosis and monitoring of patients with immunologically controlled diseases. T cells are a central component of the human body’s immune system, and are implicated in the control and progression of many medical conditions, including certain types of infectious diseases, cancers and autoimmune diseases. The Company’s lead product developed using the T-SPOT technology platform is the T-SPOT.TB test, which is used to test for latent tuberculosis infection. The T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, in Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, UK and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding expectations relating to results based on preliminary, unaudited data and future revenue. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties, includes, among others, our ability to successfully further commercialize our T-SPOT.TB test, decisions by regulatory authorities, market acceptance by hospitals and other health care institutions, laboratories, physicians, patients and third party payers, continued demand for diagnostic products for tuberculosis, and competition, as well as our ability to expeditiously and successfully expand our sales and distribution networks and the other factors described in the “Risk Factors” section in our filings with the Securities and Exchange Commission. The expectations regarding preliminary financial data included in this release are also subject to completion of our audit and other financial and accounting procedures, and the preliminary results may differ from the actual results that we report following completion of such procedures. When evaluating our business and securities, investors should give careful consideration to these risks and uncertainties.

Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date of this presentation. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media Inquiries:

Caroline Crawley

Oxford Immunotec

Tel: +44 1865 442796

ccrawley@oxfordimmunotec.com

For Investor Inquiries:

Rick Altieri

Chief Financial Officer,

Oxford Immunotec

Tel: +1 (508) 481-4648

raltieri@oxfordimmunotec.com

Mark Klausner

Westwicke Partners

Tel: +1 (443) 213-0500

oxfordimmunotec@westwicke.com

SOURCE: Oxford Immunotec